            As filed with the Securities and Exchange Commission on
                                August 28, 1997

                                           Registration No. 333-________________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         NEXSTAR PHARMACEUTICALS, INC.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)

           DELAWARE                                       84-1173453
---------------------------------                   ----------------------
(State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                   Identification Number)


2860 Wilderness Place
Boulder, CO                                           80301
----------------------------------------            ----------
(Address of Principal Executive Offices)            (Zip Code)


            NEXSTAR PHARMACEUTICALS, INC. 1993 INCENTIVE STOCK PLAN
            -------------------------------------------------------
                            (Full title of the plan)

                               PATRICK J. MAHAFFY
                            Chief Executive Officer
                         NeXstar Pharmaceuticals, Inc.
                             2860 Wilderness Place
                               Boulder, CO 80301
                                 (303) 444-5893
                                 --------------
                    (Name and address of agent for service)
        (Telephone number, including area code, of agent for service)

                            ------------------------
                                    COPY TO:
                              Peter H. Jakes, Esq.
                            Willkie Farr & Gallagher
                              One Citicorp Center
                              153 East 53rd Street
                               New York, NY 10022
                                 (212) 821-8000

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
                                           Proposed                 Proposed
Title of         Amount                    maximum                  maximum          Amount
securities       to be                     offering                 aggregate        of reg-
to be            regis-                    price per                offering         istration
registered       tered (1)                 share (2)                price (2)        fee
--------------------------------------------------------------------------------------------------
Common
Stock,
$0.01 par        1,500,000 (3)             $14.3125                 $21,468,750      $6,506
value per
share

___________

(1) This Registration Statement covers the additional 1,500,000 shares of Common Stock, $0.01 par value per share, of NeXstar Pharmaceuticals, Inc., a Delaware corporation ("NeXstar" or the "Registrant"), authorized to be issued under the NeXstar Pharmaceuticals, Inc. 1993 Incentive Stock Plan.

(2) Reflects the average of the high and low prices of NeXstar Common Stock on August 22, 1997 on The Nasdaq National Market pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended (the "Securities Act").

(3)      Represents shares which have not yet been issued.

                                     PART I
                            INFORMATION NOT REQUIRED
                         IN THE REGISTRATION STATEMENT

                                    PART II
                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, filed with the Securities and Exchange Commission (the "Commission") by NeXstar, a Delaware corporation, are incorporated herein by reference:


                 (a) The Registrant's Registration Statements on Form S-8
                     (Registration Nos. 33-80938 and 33-97206), dated June 30, 1994 and September 21, 1995, respectively, filed pursuant to the Securities Act.

                 (b) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

                 (c) All other reports filed by the Registrant pursuant to
                     Section 13 (a) or 15 (d) of the Exchange Act since the end of the fiscal year covered by the Form 10-K referred to in
                     (b) above, including, without limitation, the reports referred to in items (d) and (e) below.

                 (d) The Registrant's quarterly reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, filed pursuant to the Exchange Act.

                 (e) The Registrant's current reports on Form 8-K dated as of
                     July 28, 1997 and August 11, 1997, filed pursuant to the Exchange Act.

                 (f) The description of NeXstar's common stock, $0.01 par value per share (the "Common Stock"), which is contained in NeXagen, Inc.'s Registration Statement filed under the Exchange Act, on Form 8-A (File No. 0-23012) on December 6, 1993, as amended on Form 8-A/A filed on January 25, 1994.

         In addition, all documents filed by NeXstar with the Commission pursuant to Sections 13 (a), 13 (c), 14 and 15 (d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all of the securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement.

Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Certain legal matters with respect to the shares of Common Stock registered hereunder will be passed upon for the Registrant by Willkie Farr & Gallagher, New York, New York. A member of the firm of Willkie Farr & Gallagher owns 2,440 shares of the Registrant's Common Stock.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's By-Laws require the Registrant to indemnify any and all of its directors or officers, or directors or officers who serve at the request of the Registrant as a director or officer of another corporation, to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL").

         The Registrant's Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") also provides that:

                 The Registrant shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                 Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Registrant) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Registrant in advance of the final disposition of such action, suit or proceeding as authorized by the Registrant's Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Registrant as authorized in the Registrant's Certificate of Incorporation.

                 The indemnification and other rights set forth in the Certificate of Incorporation shall not be exclusive of any provisions with respect thereto in the By-Laws or any other contract or agreement between the Registrant and any officer, director, employee or agent of the Registrant.

                 Neither the amendment nor repeal of the provisions (described above) in the Certificate of Incorporation regarding indemnification, nor the adoption of any provision of the Certificate of Incorporation inconsistent with such provisions, shall eliminate or reduce the effect of such provisions, in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to such provisions, if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

                 No director shall be personally liable to the Registrant or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (A) shall be liable under Section 174 of the DGCL or any amendment thereto or successor provision thereto, or (B) shall be liable by reason that, in addition to any and all other requirements for liability, he:

                          (i) shall have breached his duty of loyalty to the Registrant or its stockholders;

                          (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

                          (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

                          (iv)   shall have derived an improper personal
                                 benefit.

                 If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended

                 Section 145 of the DGCL empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Item 8.  EXHIBITS


4.1 Second Amended and Restated Certificate of Incorporation of the Registrant (Previously filed as an exhibit to the Registrant's Registration Statement on Form S-3 (File No. 333-04653), declared effective by the Commission on June 19, 1996, and incorporated herein by reference).


4.2 Form of Common Stock Certificate of the Registrant (Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, and incorporated herein by reference).

5.1 Opinion of Willkie Farr & Gallagher, counsel to the Registrant, as to the legality of the shares being registered.


23.1 Consent of Ernst & Young LLP.

23.2 Consent of Willkie Farr & Gallagher (contained in exhibit 5.1).

24.1 Power of Attorney (reference is made to the signature page).

99.1 Registrant's 1993 Incentive Stock Plan (Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997, and incorporated herein by reference).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado on the 28th day of August 1997.



                                        NEXSTAR PHARMACEUTICALS, INC.


                                        By: /S/ PATRICK J. MAHAFFY
                                            ------------------------------
                                              Patrick J. Mahaffy
                                              President and
                                              Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J. Mahaffy, Michael E. Hart and Adam Cochran and each of them singly, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                                 TITLE                                   DATE
         ---------                                 -----                                   ----
/S/ LAWRENCE M. GOLD              Chairman of the Board                              August 28, 1997
--------------------------------  and Chief Scientific Officer
Lawrence M. Gold

/S/ PATRICK J. MAHAFFY            Director, President and                            August 28, 1997
--------------------------------  Chief Executive Officer
Patrick J. Mahaffy                (Principal Executive Officer)

/S/ MICHAEL E. HART               Vice President and                                 August 28, 1997
-------------------------------   Chief Financial Officer
Michael E. Hart                   (Principal Financial Officer
                                  and Principal Accounting
                                  Officer)

/S/ JOHN D. BALDESCHWIELER        Director                                           August 28, 1997
--------------------------
John D. Baldeschwieler

/S/ JUDITH A. HEMBERGER           Director                                           August 28, 1997
--------------------------------
Judith A. Hemberger

/S/ DAVID I. HIRSH                Director                                           August 28, 1997
--------------------------------
David I. Hirsh

/S/ ROGER G. KENNEDY              Director                                           August 28, 1997
--------------------------------
Roger G. Kennedy

/S/ RODMAN W. MOORHEAD, III       Director                                           August 28, 1997
-------------------------------
Rodman W. Moorehead, III

                               INDEX TO EXHIBITS


                                                                                                  Sequentially
                                                                                                    Numbered
Exhibit No.                                        Exhibit                                            Page
-----------                                        -------                                            ----
4.1              Second Amended and Restated Certificate of Incorporation of the
                 Registrant (Previously filed as an exhibit to the Registrant's
                 Registration Statement on Form S-3 (File No. 333-04653), declared effective by the Commission on June 19, 1996, and incorporated herein by reference).

4.2              Form of Common Stock Certificate of the Registrant (Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the
                 fiscal year ended December 31, 1994, and incorporated herein by reference).

5.1              Opinion of Willkie Farr & Gallagher, counsel to the Registrant, as to the legality of the shares being registered.

23.1             Consent of Ernst & Young LLP.

23.2             Consent of Willkie Farr & Gallagher (contained in exhibit 5.1).

24.1             Power of Attorney (reference is made to the signature page).

99.1 Registrant's 1993 Incentive Stock Plan (Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997, and incorporated herein by reference).